Exhibit 99.1

Digital River Reports First Quarter 2012 Financial Results

MINNEAPOLIS--(BUSINESS WIRE)--May 3, 2012--Digital River, Inc. (NASDAQ: DRIV), the revenue growth experts in global cloud commerce, reports its first quarter financial results.

First Quarter Ended March 31, 2012
GAAP Results
First quarter revenue totaled $102.4 million, compared to $98.2 million during the same period in 2011. This result exceeded management’s first quarter revenue guidance of $99 to $101 million.

First quarter GAAP net income was $4.7 million, or $0.14 per diluted share, which compared to GAAP net income of $7.0 million, or $0.18 per diluted share in the first quarter of 2011. These results also exceeded management’s first quarter earnings guidance of $0.09 to $0.13 per diluted share.

Non-GAAP Results
First quarter non-GAAP net income was $11.0 million, or $0.30 per diluted share. This compared to non-GAAP net income of $12.6 million, or $0.31 per diluted share, in the first quarter of 2011. These results were in line with management’s first quarter non-GAAP earnings guidance of $0.27 to $0.30 per diluted share.

“We’re pleased with our results in the quarter, beating our revenue target and coming in at the top-end of our earnings range,” said Joel Ronning, Digital River’s CEO. “While we are maintaining a slightly cautious outlook on the European economy, we continue to invest for the future, developing some great products in cloud-based subscriptions and building out our catalog of APIs to simplify the process of onboarding new clients. Our mission is to continually strengthen our position as the revenue growth experts in global cloud commerce.”

Guidance
Management’s forward-looking financial expectations for the second quarter are as follows:

  Revenue, ranging from $92 to $94 million;
  GAAP EPS, ranging from break-even to a loss of $0.02 per diluted share using an 18 percent tax rate;
  Non-GAAP EPS, ranging from $0.17 to $0.19 per diluted share.

A detailed table providing a reconciliation of the company’s GAAP and non-GAAP earnings guidance estimates can be found accompanying this press release.

Digital River will hold a conference call today at 4:45 p.m. EDT to discuss first quarter financial results. A live webcast of Digital River’s earnings conference call can be accessed on the Investor Relations section of its corporate website. Alternatively, a live broadcast of the call may be heard by using conference ID #67901992 and dialing +1 (408) 427-3861. A webcast replay of the call will be archived on Digital River’s corporate website.

About Digital River, Inc.
Digital River, Inc., the revenue growth experts in global cloud commerce, builds and manages online businesses for software and game publishers, consumer electronics manufacturers, distributors, online retailers and affiliates. Its multi-channel commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running a global commerce operation. The company’s comprehensive platform offers site development and hosting, order management, global payments, cloud-based billing, fraud management, export controls, tax management, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services.

Founded in 1994, Digital River is headquartered in Minneapolis with offices across the U.S., Asia, Europe and South America. For more details about Digital River, visit the corporate website, call +1 952-253-1234, or follow the company on Twitter.

Non-GAAP Net Income Calculation
Digital River’s non-GAAP net income is computed by adjusting GAAP pre-tax income as reported on the company’s statement of operations by adding back amortization of acquisition-related intangibles, stock-based compensation expense, intangible impairments, unrealized investment gain or loss and restructuring costs, net of a 21 percent tax rate. Non-GAAP diluted earnings per share is calculated using the “if-converted” method with respect to the issuance of the company’s 2004 and 2010 convertible notes, which includes shares reserved upon conversion of 199,828 and 7,022,027, respectively. In computing non-GAAP diluted earnings per share, adjust non-GAAP net income to add back debt interest and issuance cost amortization expenses, net of the tax benefit, and then divide this amount by fully diluted shares outstanding. This amount, representing the fully diluted earnings computation, is selected to represent non-GAAP diluted earnings per share for each period presented. To provide further clarity, a detailed reconciliation on the comparability of the GAAP and non-GAAP data has been provided in table form following the financial statements accompanying this release.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the company’s anticipated future growth, including future financial performance, as well as statements containing the words “anticipates,” “believes,” “plans,” “will,” “expects,” or “guidance” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others: the company’s operating history and variability of operating results; competition in the commerce market; challenges associated with international expansion; the variability of foreign exchange rates; any breach or compromise of the company’s security systems; our ability to successfully manage our business while undertaking significant internal investments; our ability to execute upon our payments strategy and expand our business in this sector; our ability to achieve favorable tax rates in our international operations; and other risk factors referenced in the company’s public filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended Dec. 31, 2011. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Digital River’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time-to-time.

The forward-looking statements for the remainder of fiscal 2012 reflect management’s expectations as of May 3, 2012. Results may be materially affected by many factors, such as changes in global conditions in the financial services markets and consumer spending, fluctuations in foreign currency rates, the rate of growth of online commerce and the Internet, progress with key partners and other factors. The guidance assumes, among other things, that there are no changes to stock-based compensation expense and anticipated tax rates. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date hereof. The company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Digital River is a registered trademark of Digital River, Inc. All other trademarks and registered trademarks are trademarks of their respective owners.

Digital River, Inc.
First Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Consolidated Balance Sheets
	March 31,	December 31,
	2012	2011
Assets
Current assets
Cash and cash equivalents	$475,355	$497,193
Short-term investments	225,669	223,349
Accounts receivable, net of allowance of $4,870 and $4,613	58,147	64,811
Deferred tax assets	8,495	8,532
Prepaid expenses and other	41,035	35,719
Total current assets	808,701	829,604
Property and equipment, net	48,674	51,537
Goodwill	286,431	281,858
Intangible assets, net of accumulated amortization of $88,174 and $85,542	16,818	18,324
Long-term investments	96,059	99,047
Deferred income taxes	23,007	21,433
Other assets	7,743	8,973
Total assets	$1,287,433	$1,310,776
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$202,265	$243,410
Accrued payroll	15,128	17,523
Deferred revenue	7,072	8,633
Other accrued liabilities	49,888	42,577
Total current liabilities	274,353	312,143
Non-current liabilities
Convertible senior notes	353,805	353,805
Other liabilities	12,390	12,556
Total non-current liabilities	366,195	366,361
Total liabilities	640,548	678,504
Stockholders' equity
Preferred Stock, $.01 par value; 5,000,000 shares authorized; no shares issued or outstanding	-	-
Common Stock, $.01 par value; 120,000,000 shares authorized; 48,846,879 and 47,248,765 shares issued	488	472
Treasury stock at cost; 11,937,440 and 11,741,310 shares	(344,378)	(340,946)
Additional paid-in capital	713,717	708,941
Retained earnings	276,506	271,769
Accumulated other comprehensive income (loss)	552	(7,964)
Stockholders' equity	646,885	632,272
Total liabilities and stockholders' equity	$1,287,433	$1,310,776

Digital River, Inc.
First Quarter Results
(Unaudited, in thousands, except per share amounts)
Subject to reclassification

Consolidated Statements of Operations

	Three months ended
	March 31,
	2012	2011
Revenue	$102,443	$98,185
Costs and expenses (exclusive of depreciation and amortization expense shown separately below):
Direct cost of services	3,628	4,163
Network and infrastructure	12,757	12,612
Sales and marketing	43,026	37,706
Product research and development	16,003	15,620
General and administrative	12,666	10,756
Depreciation and amortization	5,339	5,405
Amortization of acquisition-related intangibles	1,849	2,122
Total costs and expenses	95,268	88,384
Income from operations	7,175	9,801
Interest income	1,139	1,475
Interest expense	(2,240)	(2,257)
Other income (expense), net	(297)	(134)
Income before income taxes	5,777	8,885
Income tax expense	1,040	1,866
Net income	$4,737	$7,019

Net income per share - basic	$0.14	$0.19
Net income per share - diluted	$0.14	$0.18
Shares used in per share calculation - basic	33,608	37,230
Shares used in per share calculation - diluted	34,010	38,254

Calculation of GAAP Diluted Net Income Per Share

	Three months ended
	March 31,
	2012	2011
GAAP net income	$4,737	$7,019
Add back debt interest expense and issuance cost amortization, net of tax benefit	20	20
Adjusted net income for GAAP EPS calculation	$4,757	$7,039

Net income per share - diluted	$0.14	$0.18
Shares used in per share calculation - diluted	34,010	38,254

Digital River, Inc.
First Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Consolidated Statements of Cash Flows
	Three months ended March 31,
	2012	2011
Operating Activities:
Net income	$4,737	$7,019
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization of acquisition-related intangibles	1,849	2,122
Provision for doubtful accounts	476	(97)
Depreciation and amortization	5,339	5,405
Debt issuance cost amortization	494	505
Stock-based compensation expense	5,961	4,955
Excess tax benefits from stock-based compensation	(46)	(1,418)
Deferred and other income taxes	(2,578)	1,152
Change in operating assets and liabilities (net of acquisitions):
Accounts receivable	6,833	(1,399)
Prepaid and other assets	(4,197)	(3,938)
Accounts payable	(44,238)	(6,733)
Deferred revenue	(1,637)	629
Income tax payable	2,887	(419)
Other accrued liabilities	1,051	(19,099)
Net cash used in operating activities	(23,069)	(11,316)

Investing Activities:
Purchases of investments	(62,213)	(109,115)
Sales of investments	60,614	37,799
Purchases of equipment and capitalized software	(2,413)	(4,507)
Net cash used in investing activities	(4,012)	(75,823)

Financing Activities:
Debt issuance costs	-	(342)
Exercise of stock options	1,457	214
Repurchase of restricted stock to satisfy tax withholding obligation	(3,432)	(5,563)
Excess tax benefits from stock-based compensation	46	1,418
Net cash used in financing activities	(1,929)	(4,273)
Effect of exchange rate changes on cash	7,172	10,552
Net decrease in cash and cash equivalents	(21,838)	(80,860)
Cash and cash equivalents, beginning of period	497,193	565,086
Cash and cash equivalents, end of period	$475,355	$484,226

Cash paid for interest on convertible senior notes	$55	$55
Cash paid for income taxes	$496	$832

Digital River, Inc.
GAAP to non-GAAP Reconciliations
(Unaudited, in thousands, except per share amounts)
UTILIZING 21% EFFECTIVE INCOME TAX RATE

					Twelve months
	Three months ended				ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2011	2011	2011	2011	2011

GAAP pre-tax income	$8,885	$140	$3,587	$2,999	$15,611
Add back amortization of acquisition-related intangibles	2,122	2,205	2,184	11,529	18,040
Add back stock-based compensation expense	4,955	5,731	5,549	5,879	22,114
Add back unrealized investment gain/loss	-	-	-	1,995	1,995
Subtotal	15,962	8,076	11,320	22,402	57,760
Income tax expense @ 21%	3,352	1,696	2,377	4,705	12,130
Non-GAAP net income	12,610	6,380	8,943	17,697	45,630

Add back debt interest expense and issuance cost amortization, net of tax benefit	1,420	20	1,413	1,413	5,659
Adjusted net income for non-GAAP EPS calculation	$14,030	$6,400	$10,356	$19,110	$51,289

Non-GAAP net income per share - diluted	$0.31	$0.17	$0.23	$0.45	$1.15

Shares used in per share calculation - diluted	45,276	38,181	44,821	42,207	44,532

	Three months
	ended
	March 31,
	2012
GAAP pre-tax income	$5,777
Add back amortization of acquisition-related intangibles	1,849
Add back stock-based compensation expense	5,961
Add back restructuring related costs	395
Subtotal	13,982
Income tax expense @ 21%	2,936
Non-GAAP net income	11,046
Add back debt interest expense and issuance cost amortization, net of tax benefit	1,409
Adjusted net income for non-GAAP EPS calculation	$12,455

Non-GAAP net income per share - diluted	$0.30

Shares used in per share calculation - diluted	41,032

Breakdown of stock-based compensation expense
	Three months
	ended
	March 31,
	2012
Direct cost of services	$60
Network and infrastructure	364
Sales and marketing	2,168
Product research and development	735
General and administrative	2,634
Total	$5,961

Digital River, Inc.
Non-GAAP Guidance
(Unaudited, in millions except per share amounts)

Revenue Guidance Table
	2011 Actual
	Three months ended				Twelve Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2011	2011	2011	2011	2011
Commerce	$74.6	$70.1	$72.5	$89.6	$306.8
Support Business	23.6	22.4	22.9	22.4	91.3
Total Revenue	$98.2	$92.5	$95.4	$112.0	$398.1

	2012 Actual
	Three months ended
	March 31,
	2012
Commerce	$82.1
Support Business	20.3
Total Revenue	$102.4

	2012 Guidance
	Q2 2012
	Low Guidance	High Guidance
Commerce	$72.4	$73.9
Support Business	19.6	20.1
Total Expected Revenue	$92.0	$94.0

Non-GAAP Guidance Reconciliation
	Q2 2012
	Low Guidance	High Guidance
Expected GAAP net income (loss) per share - diluted	$(0.02)	$-
Add back amortization of acquisition-related costs, net of tax	0.04	0.04
Add back stock-based compensation expense, net of tax	0.15	0.15
Tax Variability	-	-
Expected non-GAAP diluted net income per share	$0.17	$0.19

Projected Shares Used in Per Share Calculation
	Q2 2012
	Low Guidance	High Guidance

Shares used in per share calculation - GAAP diluted	34.0	34.0
Shares used in per share calculation - non-GAAP diluted	34.5	34.5

CONTACT:
Digital River, Inc.
Investor Relations Contact:
Ed Merritt, 952-225-3362
Vice President, Investor Relations
investorrelations@digitalriver.com
or
Media Relations Contact:
Gerri Dyrek, 952-225-3719
Group Vice President, Corporate Communications
gdyrek@digitalriver.com